                                                               EXHIBIT 99.a (1)

                                AMENDMENT TO THE

                               TRUST INSTRUMENT OF

                    ADVENTUS FUNDS TRUST DATED JUNE 10, 2005

      AMENDMENT TO TRUST INSTRUMENT, made June 10, 2005 by John J. Pileggi (the "Trustees").

      WHEREAS, there has heretofore been established a trust for the investment and reinvestment of funds contributed thereto; and

      WHEREAS, there was originally filed with the Secretary of State of the State of Delaware a Trust Instrument, dated October 8, 2004, creating the Trust; and

      WHEREAS, the Trustees desire to amend the Trust Instrument, dated June 10, 2005, and to file with the Secretary of State of the State of Delaware an Amendment to the Trust Instrument; and

      WHEREAS, the Trustees desire to change the name of the business trust to ARRIVATO FUNDS TRUST.

      IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this instrument this 10th day of June, 2005.

                                 /s/ John J. Pileggi
                                ------------------------------------------------
                                John J. Pileggi, as Trustee and not individually